ZaZa Energy Corporation

1301 McKinney Street

Suite 3000

Houston, TX  77010

NEWS    RELEASE

NEWS    RELEASE

ZAZA ENERGY CORPORATION SETS DATE FOR ITS

2012 YEAR-END RESULTS RELEASE AND CONFERENCE CALL

HOUSTON, TX (March 11, 2013) - ZaZa Energy Corporation (NASDAQ: ZAZA) today announced that it will be reporting its year-end results for the period ended December 31, 2012 on Monday, March 25, 2013, before market open.  The Company also disclosed that it will be hosting a conference call and webcast to discuss its financial and operating results on Monday, March 25, 2013 at 10 a.m. Eastern.

Conference Call Information:

•	Toll-free number: 866-202-3048
•	International number: 617-213-8843
•	Passcode: 76960441

Interested parties can also participate on the webcast by visiting the ZAZA Energy Corporation website at www.zazaenergy.com.  For those who will be unable to participate, a webcast and teleconference replay will be available approximately one hour after the completion of the call.  The live webcast and replay link can be found in the “Investor Relations” section of the ZAZA Energy website at http://phx.corporate-ir.net/phoenix.zhtml?c=68298&p=irol-IRHome.

Replay Information:

•	Toll-free number: 888-286-8010
•	International number: 617-801-6888
•	Passcode: 34630698

About ZaZa Energy Corporation

Headquartered in Houston, Texas, with offices in Corpus Christi, Texas and Paris, France, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eaglebine resource plays in Texas. More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts" and similar references to future periods. These statements include, but are not limited to, statements about ZaZa’s ability to execute on exploration, production and development plans, ZaZa’s ability to enter into joint ventures, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. While forward-looking statements are based on our assumptions and analyses that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance and financial condition to differ materially from our expectations. See "Risk Factors" in our 2011 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made

713-595-1900 (Office)       ●713-595-1919 (Fax)●www.zazaenergy.com

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by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

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JMR Worldwide

Jay Morakis, Partner

+1 212-786-6037

jmorakis@jmrww.com